Exhibit 10.1

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (the “Fourth Amendment”) is made and entered into this 4th day of April, 2016 (the “Effective Date”), by and between SG PLAZA HOLDINGS, LLC, a Delaware limited liability company ("Landlord"), and REXAHN PHARMACEUTICALS, INC., a Delaware corporation ("Client").

WHEREAS, The Realty Associates Fund V, L.P., as landlord (“Original Landlord”), and Client entered into a Standard Office Lease and Addendum thereto (“Addendum”), both dated June 5, 2009; and Landlord, as successor in interest to Original Landlord, and Client entered into a First Amendment to Lease dated June 7, 2013 (“First Amendment”), a Second Amendment to Lease dated July 26, 2014 (“Second Amendment”), and a Third Amendment to Lease dated May 6th, 2015 (“Third Amendment”) (collectively, the “Lease”), under which Client leases approximately seven thousand one hundred three (7,103) rentable square feet of space on the fourth (4th) floor of the Building (the “Premises”), comprised of Suite 455 (approximately 5,466 rentable square feet) and Suite 475 (approximately 1,637 rentable square feet), in the building located at 15245 Shady Grove Road, Rockville, Maryland 20850, and known as Shady Grove Plaza (the “Building”); and

WHEREAS, the Lease is scheduled to expire on June 30, 2019 with respect to Suite 455; and

WHEREAS, the Lease is scheduled to expire on August 31, 2016 with respect to Suite 475; and

WHEREAS, Landlord and Client wish, among other matters, to amend the Lease to further extend the term of the Lease with respect to Suite 475, all on the terms hereinafter contained.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

1.          Suite 475 Second Extension Term.  The “Suite 475 Second Extension Term” shall commence on September 1, 2016 (the “Suite 475 Second Extension Term Commencement Date”) and shall expire on August 31, 2017.   As of the Effective Date, Section 2.b of the Second Amendment, as amended by Section 1.b of the Third Amendment (regarding the “Suite 475 Renewal Term”), is deleted in its entirety.

2.          Base Rent Payable for Suite 475 during the Suite 475 Second Extension Term.  Effective as of the Suite 475 Second Extension Term Commencement Date and during the Suite 475 Second Extension Term, Client shall pay to Landlord Base Rent for Suite 475 at the rate of Twenty-five and 50/100 Dollars ($25.50) per rentable square foot of space, in legal tender, at Landlord’s office, the annual sum of Forty-One Thousand Seven Hundred Forty-three and 50/100 Dollars ($41,743.50), payable in equal monthly installments of Three Thousand Four Hundred Seventy-eight and 63/100 Dollars ($3,478.63), in advance, promptly on the first day of each calendar month of the Suite 475 Second Extension Term, without notice or demand, the same being hereby waived, and without any setoff, deduction, or recoupment whatsoever.  The Base Rent payable hereunder is for Suite 475 only and is in addition to the Base Rent payable for Suite 455.

3.          Operating Expenses and Real Property Taxes Payable for Premises during Suite 475 Term.   During the Suite 475 Second Extension Term, Client shall continue to pay to Landlord Client’s Share of increased Operating Expenses and Client’s Share of increased Real Property Taxes for the Premises in accordance with the provisions of the Lease, as amended by the First and Second Amendments.

4.          Condition of Premises.  Client agrees to accept the Premises in its then “as is" condition as of the Suite 475 Second Extension Term Commencement Date.

5.          Brokerage.  Client warrants that it has had no dealings with any broker or agent other than Studley, Inc., Client’s agent, and Scheer Partners, Landlord’s agent, in connection with the negotiation or execution of this Fourth Amendment, and Client agrees to indemnify Landlord against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any other broker or agent claiming the same by, through or under Client.

6.          Defined Terms.  Except as otherwise expressly provided herein, all defined terms shall have the same meanings as provided in the Lease.

7.          Headings.  Headings contained in this Fourth Amendment are for convenience only and are not substantive to the provisions of this Fourth Amendment.

8.          Lease Terms Ratified.  Except as otherwise expressly provided herein, and unless inconsistent with the terms hereof, all other terms, conditions and covenants of the Lease are hereby ratified and confirmed, and shall apply to the Premises during the Suite 475 Second Extension Term.  Client certifies to Landlord that the Lease is in full force and effect, that Landlord is not in default or breach of any of Landlord's obligations under the Lease, and that Client is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, would constitute a default by Landlord under the Lease.

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 IN WITNESS WHEREOF, the parties have executed this Fourth Amendment by affixing their hands and seals as of the date noted above.

Client:

WITNESS/ATTEST:	REXAHN PHARMACEUTICALS, INC., a Delaware corporation

Mark Lee	By:	/s/	Peter Suzdak	[SEAL]
Name: Peter Suzdak
Title: CEO

Landlord:

WITNESS/ATTEST:	SG PLAZA HOLDINGS, LLC, a Delaware limited liability company

Natalia Maselli	By:	/s/	Andrew Nathan
Andrew Nathan, CEO